                                                                     Exhibit 4.5

                                                           Draft: 18 August 2000



                        Series 2000-2G Medallion Trust
                               Agency Agreement


                                     Date:


                       Perpetual Trustee Company Limited

                                    Issuer

                 Securitisation Advisory Services Pty. Limited

                                    Manager

                     The Bank of New York, New York Branch

                            Class A-1 Note Trustee

                           Class A-1 Note Registrar

                            Principal Paying Agent

                                  Agent Bank

                      The Bank of New York, London Branch

                                 Paying Agent



                                  CLAYTON UTZ
                                    Lawyers
                                 Levels 27-35
                             No.1 O'Connell Street
                               SYDNEY  NSW  2000
                                   AUSTRALIA


                           (C) Copyright Clayton Utz

Liability is limited by the Solicitors Scheme under the Professional Standards

                               TABLE OF CONTENTS

Clause                                                                      Page
1.   DEFINITIONS AND INTERPRETATION                                            1

1.1  Definitions                                                               1
1.2  Series Supplement and Master Trust Deed Definitions                       3
1.3  Interpretation                                                            3
1.4  Issuer Capacity                                                           5
1.5  Transaction Document                                                      5
1.6  Incorporated Definitions and other Transaction Documents and provisions   5

2.   APPOINTMENT OF PAYING AGENTS                                              5

2.1  Appointment                                                               5
2.2  Several Obligations of Paying Agents                                      5

3.   PAYMENTS                                                                  5

3.1  Payment by Issuer                                                         5
3.2  Payments by Paying Agents                                                 6
3.3  Method of Payment for Class A-1 Book-Entry Notes                          6
3.4  Method of Payment for Class A-1 Definitive Notes                          6
3.5  Non-Payment                                                               6
3.6  Late Payment                                                              6
3.7  Reimbursement                                                             7
3.8  Payment under Currency Swap                                               7
3.9  Principal Paying Agent holds funds on trust                               7
3.10 Principal Paying Agent may deal with funds                                7
3.11 No Set-Off                                                                7
3.12 Holders of Class A-1 Notes                                                7
3.13 Repayment of Moneys                                                       8
3.14 Paying Agents to Record, Notify Payments and Deliver Surrendered Notes    8

4.   APPOINTMENT AND DUTIES OF THE AGENT BANK                                  8

4.1  Appointment                                                               8
4.2  Determinations by Agent Bank                                              8
4.3  Notification by Agent Bank                                                9
4.4  Class A-1 Note Trustee to Perform Agent Bank's Function                   9
4.5  Documents to Agent Bank                                                   9

5.   APPOINTMENT AND DUTIES OF THE CLASS A-1 NOTE REGISTRAR                    9

5.1  Class A-1 Note Registrar                                                  9
5.2  Class A-1 Note Register to be Kept                                        9
5.3  Transfer or Exchange of Class A-1 Notes                                  10
5.4  Replacement of Lost or Mutilated Class A-1 Notes                         10
5.5  Obligations upon Transfer, Exchange or Replacement of Class A-1 Notes    10
5.6  No Charge for Transfer or Exchange                                       11
5.7  Restricted Period                                                        11
5.8  Cancellation of Class A-1 Notes                                          11
5.9  Provision of Information                                                 11
5.10 Correctness of Register and Information                                  11
5.11 Non-recognition of Equitable Interests                                   12
5.12 Rectification of Class A-1 Note Register                                 12

                                                                             (i)

                               TABLE OF CONTENTS

Clause                                                                      Page
6.   CLASS A-1 NOTE TRUSTEE'S REQUIREMENTS REGARDING AGENTS                   12

6.1  Following Enforcement of the Charge or issue of Definitive Notes         12
6.2  Good Discharge to Issuer                                                 13
6.3  Change of Authorised Officers                                            13

7.   REDEMPTION OF CLASS A-1 NOTES                                            13

7.1  Part Redemption of Class A-1 Notes on Distribution Dates                 13
7.2  Early Redemption                                                         14

8.   GENERAL PAYING AGENT MATTERS                                             14

8.1  Notices to Class A-1 Noteholders                                         14
8.2  Copies of Documents for Inspection                                       14
8.3  Notice of any Withholding or Deduction                                   14

9.   INDEMNITY                                                                15

9.1  Indemnity by Issuer                                                      15
9.2  Indemnity by Agent                                                       15

10.  CHANGES IN AGENTS                                                        15

10.1 Appointment and Removal                                                  15
10.2 Resignation                                                              16
10.3 Limitation of Appointment and Termination                                16
10.4 Payment of amounts held by the Principal Paying Agent                    16
10.5 Records held by Class A-1 Note Registrar                                 17
10.6 Successor to Principal Paying Agent, Agent Bank, Class A-1 Note
     Registrar                                                                17
10.7 Notice to Class A-1 Noteholders                                          17
10.8 Change in Specified Office                                               18

11.  MISCELLANEOUS DUTIES AND PROTECTION                                      18

11.1 Agents are agents of the Issuer                                          18
11.2 Agency                                                                   18
11.3 Reliance                                                                 18
11.4 Entitled to Deal                                                         18
11.5 Consultation                                                             19
11.6 Duties and Obligations                                                   19
11.7 Income Tax Returns                                                       19
11.8 Representation by each Agent                                             19

12.  FEES AND EXPENSES                                                        19

12.1 Payment of Fee                                                           19
12.2 Payment of Expenses                                                      19
12.3 No Other Fees                                                            19
12.4 Payment of Fees                                                          19
12.5 No Commission                                                            20
12.6 Issuer Personally Liable for Fees                                        20
12.7 Timing of Payments                                                       20

13.   NOTICES                                                                 20

13.1  Method of Delivery                                                      20
13.2  Deemed Receipt                                                          20

                                                                            (ii)

                               TABLE OF CONTENTS

Clause                                                                      Page
13.3  Communications through Principal Paying Agent                           21

14.   ISSUER'S LIMITATION OF LIABILITY                                        21

14.1  Limitation on Issuer's Liability                                        21
14.2  Claims against Issuer                                                   21
14.3  Breach of Trust                                                         21
14.4  Acts or omissions                                                       21
14.5  No Authority                                                            22
14.6  No obligation                                                           22

15.   GENERAL                                                                 22

15.1  Waiver                                                                  22
15.2  Written Waiver, Consent and Approval                                    22
15.3  Severability                                                            22
15.4  Survival of Indemnities                                                 22
15.5  Assignments                                                             22
15.6  Successors and Assigns                                                  23
15.7  Moratorium Legislation                                                  23
15.8  Amendments                                                              23
15.9  Governing Law                                                           23
15.10 Jurisdiction                                                            23
15.11 Counterparts                                                            23
15.12 Limitation of Class A-1 Note Trustee's Liability                        23

                                                                           (iii)

THIS AGENCY AGREEMENT is made on                                            2000

BETWEEN PERPETUAL TRUSTEE COMPANY LIMITED, ACN 000 001 007, a company incorporated in the State of New South Wales and having an office at Level 3, 39 Hunter Street, Sydney, Australia, in its capacity as trustee of the Series Trust (as hereinafter defined) (hereinafter included in the expression the "Issuer")

AND SECURITISATION ADVISORY SERVICES PTY. LIMITED, ACN 064 133 946, a company incorporated in the State of New South Wales and having an office at Level 8, 48 Martin Place, Sydney, Australia (hereinafter included by incorporation in the expression the "Manager")

AND THE BANK OF NEW YORK, NEW YORK BRANCH a New York banking corporation acting through its New York branch at 101 Barclay Street, 21W, New York, New York, 10286 as trustee of the Class A-1 Trust (as hereinafter defined) (hereinafter included by incorporation in the expression the "Class A-1 Note Trustee")

AND THE BANK OF NEW YORK, NEW YORK BRANCH a New York banking corporation acting through its New York branch at 101 Barclay Street, 21W, New York, New York 10286 (hereinafter included in the expression the "Class A-1 Note Registrar")

AND THE BANK OF NEW YORK, NEW YORK BRANCH a New York banking corporation acting through its New York branch at 101 Barclay Street, 21W, New York, New York 10286 (hereinafter included in the expression the "Principal Paying Agent")

AND THE BANK OF NEW YORK, NEW YORK BRANCH a New York banking corporation acting through its New York branch at 101 Barclay Street, 21W, New York, New York 10286 (hereinafter included in the expression the "Agent Bank")

AND THE BANK OF NEW YORK, LONDON BRANCH a New York banking corporation acting through its London branch at 48th Floor, One Canada Square, London E14 5AL (hereinafter included in the expression the "Paying Agent").


RECITALS

A. The Issuer, in its capacity as trustee of the Series Trust, proposes to issue US$[] Class A-1 Mortgage Backed Floating Rate Notes due December 2031 (the "Class A-1 Notes").

B. The Class A-1 Notes will be constituted pursuant to the Class A-1 Note Trust Deed.

C. The Issuer wishes to appoint The Bank of New York, New York Branch as the initial Principal Paying Agent, the initial Class A-1 Note Registrar and the initial Agent Bank in respect of the Class A-1 Notes and The Bank of New York, New York Branch has accepted these appointments on the terms and conditions of this Agreement.

D. The Issuer wishes to appoint The Bank of New York, London Branch as an initial Paying Agent in respect of the Class A-1 Notes and The Bank of New York, London Branch has accepted that appointment on the terms and conditions of this Agreement.

THE PARTIES AGREE as follows:

1.   DEFINITIONS AND INTERPRETATION

     1.1  Definitions

     In this Agreement, unless the contrary intention appears:

     "Agent" means a several reference to each Paying Agent, the Class A-1 Note Registrar, and the Agent Bank.

     "Agent Bank" means initially The Bank of New York, New York Branch or, if The Bank of New York, New York Branch resigns or its appointment is terminated as the Issuer's reference agent in respect of the Class A-1 Notes, the person from time to time appointed in its place to perform the functions of such reference agent under this Agreement.

     "Authorised Officer" in relation to:

     (a) the Issuer and the Manager, has the same meaning as in the Master Trust Deed;

     (b) the Class A-1 Note Trustee, and the Class A-1 Note Registrar, the Agent Bank and the Principal Paying Agent while these are the same person as the Class A-1 Note Trustee, has the same meaning as the term "Authorised Officer" in relation to the Class A-1 Note Trustee has in the Class A-1 Note Trust Deed;

     (c) The Bank of New York, London Branch as Paying Agent means a responsible officer of the Corporate Trust Administration department of the Paying Agent; and

     (d) any other Agent, means the persons appointed from time to time by that Agent to act as its Authorised Officers for the purposes of this Agreement as certified in writing by 2 directors or a director and secretary of that Agent to the other parties to this Agreement.

     "Class A-1 Book Entry Note" has the same meaning as in the Class A-1 Note Trust Deed.

     "Class A-1 Definitive Note" has the same meaning as in the Class A-1 Note Trust Deed.

     "Class A-1 Noteholders" has the same meaning as in the Class A-1 Note Trust Deed.

     "Class A-1 Note Register" means the register established in accordance with clause 5.2.

     "Class A-1 Note Registrar" means The Bank of New York, New York Branch or if The Bank of New York, New York Branch resigns or its appointment is terminated as note registrar in respect of the Class A-1 Notes, the person from time to time appointed in its place to perform the functions of such note registrar under this Agreement.

     "Class A-1 Trust" means the trust of that name constituted by the Class A-1 Note Trust Deed.

     "Issuer" means initially Perpetual Trustee Company Limited or, if Perpetual Trustee Company Limited retires or is removed as trustee of the Series Trust under the Master Trust Deed, the then Substitute Trustee and includes the Manager when acting as the trustee of the Series Trust in accordance with the Master Trust Deed.

     "Master Trust Deed" means the Master Trust Deed dated 8 October 1997 between the Issuer and the Manager, as amended from time to time.

     "Paying Agent" means The Bank of New York, London Branch until it resigns or its appointment is terminated as paying agent and each other person from time to time appointed hereunder to perform the functions of a paying agent and, except where the context otherwise requires, includes the Principal Paying Agent.

     "Principal Paying Agent" means The Bank of New York, New York Branch, or, if The Bank of New York, New York Branch resigns or its appointment is terminated as principal paying agent, the person from time to time appointed in its place to perform the functions of the principal paying agent under this Agreement.

     "Quarterly Servicing Report" has the same meaning as in the Class A-1 Note Conditions.

     "Series Supplement" means a Series Supplement dated 31 August 2000 between Commonwealth Bank of Australia, ACN 123 123 124 (as Seller and initial Servicer), the Manager and the Issuer.

     "Series Trust" means the trust known as the Series 2000-2G Medallion Trust established pursuant to the Master Trust Deed and the Series Supplement.

     "Specified Office" in relation to:

     (a) the Class A-1 Note Registrar, means the offices of the Class A-1 Note Registrar as specified in the Class A-1 Note Conditions or otherwise under this Agreement as the offices of the Class A-1 Note Registrar where surrenders of Class A-1 Notes for transfer, exchange, replacement or redemption will occur and where, in respect of one of such offices, the Class A-1 Note Register will be kept, as varied from time to time in accordance with this Agreement;

     (b) a Paying Agent, means the office of the Paying Agent specified in the Class A-1 Note Conditions or otherwise under this Agreement as the office at which payments in respect of the Class A-1 Notes will be made, as varied from time to time in accordance with this Agreement; and

     (c) the Agent Bank, means the office of the Agent Bank specified in the Class A-1 Note Conditions or otherwise under this Agreement as the office at which the Agent Bank will carry out its duties under this Agreement, as varied from time to time in accordance with this Agreement.

     "STAMP" means the Securities Transfer Agents Medallion Program.

     "Standby Swap Provider" means each Standby Swap Provider from time to time as defined in the Currency Swap Agreements.

     "UCC" means the Uniform Commercial Code of New York.

     1.2  Series Supplement and Master Trust Deed Definitions

     Subject to clause 1.6, unless defined in this Agreement, words and phrases defined in either or both of the Master Trust Deed and the Series Supplement have the same meaning in this Agreement. Where there is any inconsistency in a definition between this Agreement (on the one hand) and the Master Trust Deed or the Series Supplement (on the other hand), this Agreement prevails. Where there is any inconsistency in a definition between the Master Trust Deed and the Series Supplement, the Series Supplement prevails over the Master Trust Deed in respect of this Agreement. Subject to clause 1.6, where words or phrases used but not defined in this Agreement are defined in the Master Trust Deed in relation to a Series Trust (as defined in the Master Trust Deed) and/or an Other Trust such words or phrases are to be construed in this Agreement, where necessary, as being used only in relation to the Series Trust (as defined in this Agreement) and/or the CBA Trust, as the context requires.

     1.3  Interpretation

     In this Agreement, unless the contrary intention appears:

          (a) headings are for convenience only and do not affect the interpretation of this Agreement;

          (b)  a reference to this "Agreement" includes the Recitals;

          (c) the expression "person" includes an individual, the estate of an individual, a body politic, a corporation and a statutory or other authority or association (incorporated or unincorporated);

          (d) a reference to a person includes that person's executors, administrators, successors, substitutes and assigns, including any person taking by way of novation;

     (e) subject to clause 1.6, a reference to any document or agreement is to such document or agreement as amended, novated, supplemented, varied or replaced from time to time;

     (f) a reference to any legislation or to any section or provision of any legislation includes any statutory modification or re-enactment or any statutory provision substituted for that legislation and all ordinances, by-laws, regulations and other statutory instruments issued under that legislation, section or provision;

     (g) words importing the singular include the plural (and vice versa) and words denoting a given gender include all other genders;

     (h)  a reference to a clause is a reference to a clause of this Agreement;

     (i) a reference to "wilful default" in relation to a party means, subject to clause 1.3(j), any wilful failure by that party to comply with, or wilful breach by that party of, any of its obligations under any Transaction Document, other than a failure or breach which:

          (i) A. arises as a result of a breach of a Transaction Document by a person other than:

                (1) that party; or
                (2) any other person referred to in clause 1.3(j); and

          B. the performance of the action (the non-performance of which gave rise to such breach) is a pre-condition to that party performing the said obligation; or

          (ii) is in accordance with a lawful court order or direction or is required by law; or

          (iii) is in accordance with a proper instruction or direction of Investors given at a meeting convened under any Transaction Document;

     (j) a reference to the "fraud", "negligence" or "wilful default" of a party means the fraud, negligence or wilful default of the that party and of its officers, employees, agents and any other person where that party is liable for the acts or omissions of such other person under the terms of any Transaction Document;

     (k) where any word or phrase is given a defined meaning, any other part of speech or other grammatical form in respect of such word or phrase has a corresponding meaning;

     (l) where any day on which a payment is due to be made or a thing is due to be done under this Agreement is not a Business Day, that payment must be made or that thing must be done on the immediately succeeding Business Day;

     (m)  a reference to the "close of business" on any day is a reference to
          5.00 pm on that day;

     (n)  a reference to time is to local time in Sydney;

     (o) subject to clause 13.2, each party will only be considered to have knowledge or awareness of, or notice of, a thing or grounds to believe anything by virtue of the officers of that party (or any Related Body Corporate of that party) having day to day responsibility for the administration or management of that party's (or a Related Body

               Corporate of that party's) obligations in relation to the Series Trust having actual knowledge, actual awareness or actual notice of that thing, or grounds or reason to believe that thing (and similar references will be interpreted in this way); and

          (p) a reference to the enforcement of the Charge means that the Security Trustee appoints (or the Voting Secured Creditors as contemplated by clause 8.4 of the Security Trust Deed appoint) a Receiver over any Charged Property, or takes possession of any Charged Property, pursuant to the Security Trust Deed (expressions used in this clause have the same meanings as in the Security Trust Deed).

     1.4  Issuer Capacity

     In this Agreement, except where provided to the contrary:

          (a) (References to Issuer): a reference to the Issuer is a reference to the Issuer in its capacity as trustee of the Series Trust only, and in no other capacity; and

          (b) (References to assets of the Issuer): a reference to the undertaking, assets, business or money of the Issuer is a reference to the undertaking, assets, business or money of the Issuer in the capacity referred to in paragraph (a).

     1.5  Transaction Document

          For the purposes of the Master Trust Deed and the Series Supplement, this Agreement is a Transaction Document.

     1.6 Incorporated Definitions and other Transaction Documents and provisions

          Where in this Agreement a word or expression is defined by reference to its meaning in another Transaction Document or there is a reference to another Transaction Document or to a provision of another Transaction Document, any amendment to the meaning of that word or expression or to that other Transaction Document or provision (as the case may be) will be of no effect for the purposes of this Agreement unless and until the amendment is consented to by the parties to this Agreement.

2.   APPOINTMENT OF PAYING AGENTS

     2.1  Appointment

     The Issuer, at the direction of the Manager, hereby appoints the Principal Paying Agent as its initial principal paying agent, and each other Paying Agent from time to time as its paying agent, for making payments in respect of the Class A-1 Notes pursuant to the Transaction Documents at their respective Specified Offices in accordance with the terms and conditions of the Agreement. The Principal Paying Agent, and each other Paying Agent, hereby accepts that appointment.

     2.2  Several Obligations of Paying Agents

     While there is more than one Paying Agent, the obligations of the Paying Agents under this Agreement are several and not joint.

3.   PAYMENTS

     3.1  Payment by Issuer

     Subject to clause 3.8, the Issuer must not later than 10.00 am (New York time) on each Distribution Date, pay to or to the order of the Principal Paying Agent to an account specified by the Principal Paying Agent in same day funds the amount in US$ as may be required (after taking account of any money then held by the Principal Paying Agent and available for the purpose) to be paid on that Distribution Date in respect of the Class A-1 Notes under the Class A-1 Note Conditions.

     3.2  Payments by Paying Agents

     Subject to payment being duly made as provided in clause 3.1 (or the Principal Paying Agent otherwise being satisfied that the payment will be duly made on the due date), and subject to clause 6, the Paying Agents will pay or cause to be paid to the Class A-1 Noteholders on behalf of the Issuer on each Distribution Date the relevant amounts of principal and interest due in respect of the Class A-1 Notes in accordance with this Agreement and the Class A-1 Note Conditions.

     3.3  Method of Payment for Class A-1 Book-Entry Notes

     The Principal Paying Agent will cause all payments of principal or interest (as the case may be) due in respect of Class A-1 Book-Entry Notes to be made to the Depository or, if applicable, to its nominee in whose name the Class A-1 Book-Entry Notes are registered, to the account or accounts designated by the Depository or, if applicable, that nominee.

     3.4  Method of Payment for Class A-1 Definitive Notes

     The Paying Agents will cause all payments of principal or interest (as the case may be) due in respect of Class A-1 Definitive Notes to be made in accordance with Condition 8.1 of the Class A-1 Note Conditions.

     3.5  Non-Payment

          (a) (No obligation on Paying Agents): If the Issuer fails to make any payment, unless and until the full amount of the payment has been made under the terms of this Agreement (except as to the time of making the payment) or other arrangements satisfactory to the Principal Paying Agent have been made, none of the Principal Paying Agent nor any of the other Paying Agents is bound to make any payment in accordance with this clause 3 (but may, in its discretion, make any such payment).

          (b) (Notice of Non-receipt): The Principal Paying Agent will immediately notify by facsimile the other Paying Agents, the Class A-1 Note Trustee, the Issuer, the Security Trustee, the Standby Swap Providers and the Manager if the full amount of any payment of principal or interest in respect of the Class A-1 Notes required to be made pursuant to the Class A-1 Note Conditions is not unconditionally received by it or to its order in accordance with this Agreement.

     3.6  Late Payment

          (a) (Late Payments to be paid in accordance with this Agreement): If any payment under clause 3.1 is made late but otherwise in accordance with the provisions of this Agreement, each Paying Agent will make the payments required to be made by it in respect of the Class A-1 Notes as provided in this clause 3.

          (b) (Notice): If the Principal Paying Agent does not receive on a Distribution Date the full amount of principal and interest then payable on any Class A-1 Note in accordance with the Class A-1 Note Conditions, but receives the full amount later, it will:

               (i) forthwith upon receipt of the full amount notify the other Paying Agents, the Issuer, the Class A-1 Note Trustee, the Security Trustee and the Manager; and

               (ii) as soon as practicable after receipt of the full amount give notice, in accordance with Condition 11.1 of the Class A-1 Note Conditions, to the Class A-1 Noteholders that it has received the full amount.

     3.7  Reimbursement

     The Principal Paying Agent will (provided that it has been placed in funds by the Issuer) on demand promptly reimburse each other Paying Agent for payments of principal and interest properly made by that Paying Agent in accordance with the Class A-1 Note Conditions and this Agreement. The Issuer will not be responsible for the apportionment of any moneys between the Principal Paying Agent and the other Paying Agents and a payment to the Principal Paying Agent of any moneys due to the Paying Agents will operate as a good discharge to the Issuer in respect of such moneys.

     3.8  Payment under Currency Swap

     The payment by the Issuer of its Australian dollar payment obligations under the Series Supplement on each Distribution Date to the Currency Swap Providers will be a good discharge of its corresponding US dollar obligations under clause 3.1 (but will not relieve the Issuer of any liability in respect of any default in payment in respect of a Class A-1 Note under any other Transaction Document).

     3.9  Principal Paying Agent holds funds on trust

     Each Paying Agent will hold in a separate account on trust for the Class A-1 Note Trustee and the Class A-1 Noteholders all sums held by such Paying Agent for the payment of principal and interest with respect to the Class A-1 Notes until such sums are paid to the Class A-1 Note Trustee or the Class A-1 Noteholders in accordance with the Class A-1 Note Trust Deed or the Class A-1 Note Conditions or repaid under clause 3.13.

     3.10 Principal Paying Agent may deal with funds

     Subject to the terms of this Agreement, the Principal Paying Agent is entitled to deal with moneys paid to it under this Agreement in the same manner as other moneys paid to it as a banker by its customers. The Principal Paying Agent is entitled to retain for its own account any interest earned on such moneys, except as required by law.

     3.11 No Set-Off

     No Paying Agent is entitled to exercise any right of set-off, withholding, counterclaim or lien against, or make any deduction in any payment to, any person entitled to receive amounts of principal or interest on the Class A-1 Notes in respect of moneys payable by it under this Agreement.

     3.12 Holders of Class A-1 Notes

     Except as ordered by a court of competent jurisdiction or as required by law, each Paying Agent is entitled to treat the person:

          (a) (Class A-1 Book Entry Notes): who is, while a Class A-1 Book-Entry Note remains outstanding, the registered owner of that Class A-1 Book-Entry Note as recorded in the Class A-1 Note Register as the absolute owner of that Class A-1 Book-Entry Note and as the person entitled to receive payments of principal or interest (as applicable) and each person shown in the records of the Depository as the holder of any Class A-1 Note represented by a Class A-1 Book-Entry Note will be entitled to receive from the registered owner of that Class A-1 Book-Entry Note any payment so made only in accordance with the respective rules and procedures of the Depository;

          (b) (Class A-1 Definitive Notes): who is the registered owner of any Class A-1 Definitive Note as recorded in the Class A-1 Note Register as the absolute owner or owners of that Class A-1 Definitive Note (whether or not that Class A-1 Definitive Note is overdue and despite any notice of ownership or writing on it or any notice of previous loss or theft or of any trust or other interest in it); and

          (b) (Class A-1 Note Trustee): who, when a Class A-1 Book-Entry Note in respect of any Class A-1 Note is no longer outstanding but Class A-1 Definitive Notes in respect of the Class A-1 Notes have not been issued, is for the time being the Class A-1 Note Trustee, as the person entrusted with the receipt of principal or interest, as applicable, on behalf of the relevant Class A-1 Noteholders, in all cases and for all purposes, despite any notice to the contrary, and will not be liable for so doing.

     3.13 Repayment of Moneys

          (a) (Prescription): Immediately on any entitlement to receive principal or interest under any Class A-1 Note becoming void under the Class A-1 Note Conditions, the Principal Paying Agent will repay to the Issuer the amount which would have been due in respect of that principal or interest if it had been paid before the entitlement became void, together with any fees applicable to that payment or entitlement (pro rated as to the amount and time) to the extent already paid under clause 12.

          (b) (No Repayment while outstanding amounts due): Notwithstanding clause 3.13(a) the Principal Paying Agent is not obliged to make any repayment to the Issuer while any fees and expenses which should have been paid to or to the order of the Principal Paying Agent or, if applicable, the Class A-1 Note Trustee, by the Issuer remain unpaid.

     3.14 Paying Agents to Record, Notify Payments and Deliver Surrendered
          Notes

     Each Paying Agent must:

          (a) (Notify Class A-1 Note Registrar): promptly notify the Class A-1 Note Registrar of each payment made by it, or at its direction, to Class A-1 Noteholders in respect of the Class A-1 Notes;

          (b) (Records): keep a full and complete record of each payment made by it, or at its direction, to Class A-1 Noteholders and provide copies of such records to the Issuer, the Manager, the Class A-1 Note Trustee or the Class A-1 Note Registrar upon request; and

          (c) (Deliver): promptly deliver to the Class A-1 Note Registrar any Class A-1 Notes surrendered to it pursuant to Condition 8.2 of the Class A-1 Note Conditions.

     A record by a Paying Agent under this clause 3.14 is sufficient evidence, unless the contrary is proved, of the relevant payments having been made or not made.

4.   APPOINTMENT AND DUTIES OF THE AGENT BANK

     4.1  Appointment

     The Issuer, at the direction of the Manager, hereby appoints the Agent Bank as its initial reference agent in respect of the Class A-1 Notes upon the terms and conditions contained in this Agreement and the Agent Bank hereby accepts that appointment.

     4.2  Determinations by Agent Bank

     The Agent Bank must perform such duties, and make such calculations, determinations, notifications and publications at its Specified Office as are set forth in the Class A-1 Note Conditions and the Currency Swap Agreements (in respect of each Class A-1 Currency Swap as defined in the Currency Swap Agreements) to be performed or made by it until the Class A-1 Notes are redeemed (or deemed to be redeemed) in full in accordance with the

     Class A-1 Note Conditions and must perform any other duties as requested by the Issuer, the Manager or the Principal Paying Agent which are reasonably incidental to those duties.

     4.3  Notification by Agent Bank

     If the Agent Bank fails to perform any duty or to make any calculation, determination, notification or publication as provided in clause 4.2, it must forthwith notify the Issuer, the Manager, the Class A-1 Note Trustee, the Principal Paying Agent and the Currency Swap Providers thereof.

     4.4  Class A-1 Note Trustee to Perform Agent Bank's Function

     If the Agent Bank at any time for any reason does not determine the Interest Rate for the Class A-1 Notes, or calculate a Class A-1 Interest Amount (each as defined in the Class A-1 Note Conditions), the Class A-1 Note Trustee must do so and each such determination or calculation will be as if made by the Agent Bank for the purposes of the Class A-1 Note Conditions. In doing so, the Class A-1 Note Trustee will apply the provisions of Condition 6 of the Class A-1 Note Conditions, with any necessary consequential amendments, to the extent that it can and, in all other respects it will do so in such a manner as it considers fair and reasonable in all the circumstances.

     4.5  Documents to Agent Bank

     The Manager and the Issuer will provide to the Agent Bank such documents and other information as the Agent Bank reasonably requires in order for the Agent Bank to properly fulfil its duties in respect of the Class A-1 Notes and the Currency Swap Agreements.

5.   APPOINTMENT AND DUTIES OF THE CLASS A-1 NOTE REGISTRAR

     5.1  Class A-1 Note Registrar

     The Issuer, at the direction of the Manager, hereby appoints the Class A-1 Note Registrar as its initial note registrar in respect of the Class A-1 Notes upon the terms and conditions contained in this Agreement and the Class A-1 Note Registrar hereby accepts that appointment.

     5.2  Class A-1 Note Register to be Kept

     The Class A-1 Note Registrar must keep a register, at one of its Specified Offices, in which, subject to such reasonable regulations as the Class A-1 Note Registrar may prescribe, the Class A-1 Note Registrar must keep a full and complete record of:

          (a) (Class A-1 Noteholder Details): the name, address and, where applicable, taxation, social security or other identifying number of each Class A-1 Noteholder, the details of the Class A-1 Notes held by that Class A-1 Noteholder and the details of the account to which any payments due to the Class A-1 Noteholder are to be made in each case as notified by that Class A-1 Noteholder from time to time;

          (b) (Exchange etc. of Class A-1 Notes): the issue and any exchange, transfer, replacement, redemption (in whole or part) or cancellation of a Class A-1 Note;

          (c) (Payments): all payments made in respect of the Class A-1 Notes (as notified to it by each Paying Agent pursuant to clause 3.14(a));

          (d) (Principal): the Invested Amount and the Stated Amount of each Class A-1 Note from time to time (as notified to it by the Manager pursuant to clause 7.1);

          (e) (Other Information): such other information as the Manager reasonably requires or the Class A-1 Note Registrar considers appropriate or desirable.

     5.3  Transfer or Exchange of Class A-1 Notes

     Class A-1 Notes held by a Class A-1 Noteholder may be transferred or may be exchanged for other Class A-1 Notes in any authorised denominations and a like Invested Amount, provided in each case that the requirements of
     Section 8-401(a) of the UCC are met, by that Class A-1 Noteholder upon:

          (a) (Surrender and Instrument of Transfer or Exchange): the surrender of the Class A-1 Notes to be transferred or exchanged duly endorsed with, or accompanied by, a written instrument of transfer or exchange in the form, in the case of a transfer, annexed to the Class A-1 Notes or otherwise in a form satisfactory to the Class A-1 Note Registrar duly executed by the Class A-1 Noteholder, or its attorney duly authorised in writing, with such signature guaranteed by an "eligible guarantor institution" meeting the requirements of the Class A-1 Note Registrar which requirements include membership of, or participation in, STAMP or such other "signature guarantee program" as may be determined by the Class A-1 Note Registrar in addition to, or in substitution for, STAMP, all in accordance with the Exchange Act; and

          (b) (Other Documents): the provision of such other documents as the Class A-1 Note Registrar may reasonably require,

     to the Class A-1 Note Registrar at a Specified Office of the Class A-1 Note Registrar.

     5.4  Replacement of Lost or Mutilated Class A-1 Notes

     If any Class A-1 Note is lost, stolen, mutilated, defaced or destroyed it may, provided that the requirements of Section 8-405 of the UCC are met, be replaced with other Class A-1 Notes in any authorised denominations, and a like Invested Amount, upon surrender to the Class A-1 Note Registrar of the Class A-1 Notes to be replaced (where the Class A-1 Notes have been mutilated or defaced) at a Specified Office of the Class A-1 Note Registrar, the provision of such evidence and indemnities as the Class A-1 Note Registrar or the Issuer may reasonably require and payment of the Class A-1 Note Registrar's and the Issuer's expenses incurred, and any tax or governmental charge that may be imposed, in connection with such replacement.

     5.5  Obligations upon Transfer, Exchange or Replacement of Class A-1 Notes

     Subject to this Deed, upon compliance by the relevant Class A-1 Noteholder with the provisions of clauses 5.3 or 5.4, as applicable, in relation to the transfer, exchange or replacement of any Class A-1 Notes:

          (a) (Advise Issuer): the Class A-1 Note Registrar must within 3 Business Days so advise the Issuer and the Class A-1 Note Trustee (if it is not the Class A-1 Note Registrar) in writing and provide details of the new Class A-1 Notes to be issued in place of those Class A-1 Notes;

          (b) (Execution and Authentication): the Issuer must, within 3 Business Days of such advice, execute and deliver to the Class A-1 Note Trustee for authentication in the name of the relevant Class A-1 Noteholder or the designated transferee or transferees, as the case may be, one or more new Class A-1 Notes in any authorised denominations, and a like Invested Amount as those Class A-1 Notes (in each case as specified by the Class A-1 Note Registrar) and the Class A-1 Note Trustee must within 3 Business Days of receipt of such executed Class A-1 Notes authenticate them and (if it is not the Class A-1 Note Registrar) deliver those Class A-1 Notes to the Class A-1 Note Registrar; and

          (c) (Delivery to Class A-1 Noteholder): the Class A-1 Note Registrar must, within 3 Business Days of receipt of such new Class A-1 Notes (or authentication of such Class A-1 Notes if the Class A-1 Note Registrar is the Class A-1 Note Trustee), forward to the relevant Class A-1 Noteholder (being the transferee in the case of a transfer of a Class A-1 Note) such new Class A-1 Notes.

     5.6  No Charge for Transfer or Exchange

     No service charge may be made to a Class A-1 Noteholder for any transfer or exchange of Class A-1 Notes, but the Class A-1 Note Registrar may require payment by the Class A-1 Noteholder of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any transfer or exchange of Class A-1 Notes.

     5.7  Restricted Period

     Notwithstanding the preceding provisions of this clause 5, the Class A-1 Note Registrar need not register transfers or exchanges of Class A-1 Notes, and the Issuer is not required to execute nor the Class A-1 Note Trustee to authenticate any Class A-1 Notes, for a period of 30 days preceding the due date for any payment with respect to the Class A-1 Notes or for such period, not exceeding 30 days, as is specified by the Class A-1 Note Trustee prior to any meeting of Relevant Investors, which includes Class A-1 Noteholders, under the Master Trust Deed or prior to any meeting of Voting Secured Creditors, which includes Class A-1 Noteholders, under the Security Trust Deed.

     5.8  Cancellation of Class A-1 Notes

     The Class A-1 Note Registrar must cancel or destroy all Class A-1 Notes that have been surrendered to it for transfer, exchange or replacement (including any Class A-1 Book Entry Notes surrendered pursuant to clause 3.4(b) of the Class A-1 Note Trust Deed) or surrendered to a Paying Agent for redemption and delivered to the Class A-1 Note Registrar and must, upon request, provide a certificate to the Issuer, the Class A-1 Note Trustee or the Manager with the details of all such Class A-1 Notes so cancelled or destroyed.

     5.9  Provision of Information and Inspection of Register

     The Class A-1 Note Registrar must:

          (a) (Information): provide to the Issuer, the Manager, the Class A-1 Note Trustee and each other Agent such information as is contained in the Class A-1 Note Register and is required by them in order to perform any obligation pursuant to a Transaction Documents;

          (b)  (Inspection): make the Class A-1 Note Register:

               (i) available for inspection or copying by the Issuer, the Manager, the Class A-1 Note Trustee and each other Agent or their agents or delegates; and

               (ii) available for inspection by each Class A-1 Noteholder but only in respect of information relating to that Class A-1 Noteholder,

     at one of the Class A-1 Note Registrar's Specified Offices during local business hours.

     5.10 Correctness of Register and Information

     The Issuer, the Class A-1 Note Trustee, the Manager and each Agent (other than the Class A-1 Note Registrar) may accept the correctness of the Class A-1 Note Register and any information provided to it by the Class A-1 Note Registrar and is not required to enquire into its authenticity. None of the Issuer, the Class A-1 Note Trustee, the Manager or any Agent (including the Class A-1 Note Registrar) is liable for any mistake in the Class A-1 Note Register or in any purported copy except to the extent that the mistake is attributable to its own fraud, negligence or wilful default.

     5.11 Non-recognition of Equitable Interests

     Except as required by Statute or as ordered by a court of competent jurisdiction, no notice of any trust, whether express, implied or constructive, is to be entered in the Class A-1 Note Register and except as otherwise provided in any Transaction Document, or required by Statute or ordered by a court of competent jurisdiction, none of the Class A-1 Note Registrar, the Class A-1 Note Trustee, the Issuer, the Manager or any other Agent is to be affected by or compelled to recognise (even when having notice of it) any right or interest in any Class A-1 Notes other than the registered Class A-1 Noteholder's absolute right to the entirety of them and the receipt of a registered Class A-1 Noteholder is a good discharge to the Issuer, the Manager, the Class A-1 Note Trustee and each Agent.

     5.12 Rectification of Class A-1 Note Register

     If:

          (a) (Entry Omitted): an entry is omitted from the Class A-1 Note Register;

          (b) (Entry made otherwise than in accordance with this Deed): an entry is made in the Class A-1 Note Register otherwise than in accordance with this Agreement;

          (c) (Wrong entry exists): an entry wrongly exists in the Class A-1 Note Registrar;

          (d) (Error or defect exists in Register); there is an error or defect in any entry in the Class A-1 Note Register; or

          (e) (Default made): default is made or unnecessary delay takes place in entering in the Class A-1 Register that any person has ceased to be the holder of Class A-1 Notes,

     then the Class A-1 Note Registrar may rectify the same.

6.   CLASS A-1 NOTE TRUSTEE'S REQUIREMENTS REGARDING AGENTS

     6.1  Following Enforcement of the Charge or issue of Definitive Notes

     At any time after either an Event of Default (unless waived by the Security Trustee pursuant to clause 9.5 of the Security Trust Deed) or the enforcement of the Charge or at any time after Class A-1 Definitive Notes have not been issued when required in accordance with the Class A-1 Note Trust Deed, the Class A-1 Note Trustee may:

          (a) (Require Agents): by notice in writing to the Issuer, the Manager, and each Agent require any one or more of the Agents either:

               (i)  A.   to act as the Agent of the Class A-1 Note Trustee on
                         the terms and conditions of this Agreement in relation to payments to be made by or on behalf of the Class A-1
                         Note Trustee under the terms of the Class A-1 Note
                         Trust Deed, except that the Class A-1 Note Trustee's liability under any provision of this Agreement for the indemnification of the Principal Paying Agent, the Paying Agents and the Agent Bank will be limited to any amount for the time being held by the Class A-1 Note
                         Trustee on the trust of the Class A-1 Note Trust Deed and which is available to be applied by the Class A-1
                         Note Trustee for that purpose; and

                    B. hold all Class A-1 Notes, and all amounts, documents and records held by them in respect of the Class A-1 Notes, on behalf of the Class A-1 Note Trustee; or

                    (ii) to deliver up all Class A-1 Notes and all amounts,
                         documents and records held by them in respect of the Class A-1 Notes, to the Class A-1 Note Trustee or as the Class A-1 Note Trustee directs in that notice, other than any documents or records which an Agent is obliged not to release by any law; and

               (b) (Require Issuer): by notice in writing to the Issuer require it to make (or arrange to be made) all subsequent payments in respect of the Class A-1 Notes to the order of the Class A-1 Note Trustee and not to the Principal Paying Agent and, with effect from the issue of that notice to the Issuer and until that notice is withdrawn, clause 6.1(b) of the Class A-1 Note Trust Deed will not apply.

     6.2       Good Discharge to Issuer

     The payment by or on behalf of the Issuer of its payment obligations on each Distribution Date under the Series Supplement and the Class A-1 Note Conditions to the Class A-1 Note Trustee in accordance with clause 6.1 is a good discharge to the Issuer and the Issuer will not be liable for any act or omission or default of the Class A-1 Note Trustee during the period it is required to make payments to the Class A-1 Note Trustee under clause 6.1.

     6.3       Change of Authorised Officers

     The Class A-1 Note Trustee will forthwith give notice to the Manager, the Issuer, the Security Trustee and each Agent of any change in the Authorised Officers of the Class A-1 Note Trustee.

7.   REDEMPTION OF CLASS A-1 NOTES

     7.1       Part Redemption of Class A-1 Notes on Distribution Dates

               (a) (Manager to Make Determinations etc): Two Business Days prior to each Distribution Date, the Manager will make the determinations referred to in Condition 7.11(a) of the Class A-1 Note Conditions in relation to that Distribution Date and will give to the Issuer, the Class A-1 Note Trustee, the Principal Paying Agent, the Agent Bank, the Class A-1 Note Registrar and the London Stock Exchange the notifications, and will cause to be made to the Class A-1 Noteholders the publication, required by Condition 7.11(b) of the Class A-1 Note Conditions. If the Manager does not at any time for any reason make the determinations referred to in Condition 7.11(c) of the Class A-1 Note Conditions it must forthwith advise the Class A-1 Note Trustee and the Agent Bank and such determinations must be made by the Agent Bank, or failing the Agent Bank, by the Class A-1 Note Trustee in accordance with such Condition 7.11(c) of the Class A-1 Note Conditions (but based on the information in its possession) and each such determination will be deemed to have been made by the Manager.

               (b) (Notify Depository): If any Class A-1 Book-Entry Notes are outstanding, on receipt of a notification under Condition 7.11(b) of the Class A-1 Note Conditions, the Principal Paying Agent must notify the Depository of any proposed redemption in accordance with the Depository's applicable procedures, specifying the principal amount of each Class A-1 Book-Entry Note to be redeemed and the date on which the redemption is to occur and must provide a copy to the Depository of the notification received under Condition 7.11(b) of the Class A-1 Note Conditions.

     7.2  Early Redemption

          (a) (Notice to Paying Agent etc): If the Issuer intends to redeem all (but not some only) of the Class A-1 Notes prior to the Scheduled Maturity Date (as defined in the Class A-1 Note Conditions) pursuant to Conditions 7.3 or 7.4 of the Class A-1 Note Conditions, the Manager will direct the Issuer to give the requisite notice to the Seller, the Class A-1 Note Trustee, the Principal Paying Agent, the Class A-1 Note Registrar, the Agent Bank and the Class A-1 Noteholders in accordance with Conditions
               7.3 or 7.4 (as the case may be) of the Class A-1 Note Conditions and stating the date on which such Class A-1 Notes are to be redeemed.

          (b) (Notice to Depository): The Principal Paying Agent will, on receipt of a notice under clause 7.2(a), and if any Class A-1 Book Entry Notes are outstanding, notify the Depository of the proposed redemption in accordance with the Depository's applicable procedures, specifying the Invested Amount and Stated Amount of each Class A-1 Book-Entry Note to be redeemed, the amount of principal to be repaid in relation to each Class A-1 Book-Entry Note and the date on which the Class A-1 Book-Entry Notes are to be redeemed.

8.   GENERAL PAYING AGENT MATTERS

     8.1  Notices to Class A-1 Noteholders

          (a) (Notices to be given by Class A-1 Note Registrar): At the request of the Issuer, the Class A-1 Note Trustee, the Manager, the Security Trustee or any other Agent, and at the expense of the Issuer, the Class A-1 Note Registrar will arrange for the delivery of all notices and the Quarterly Servicing Report to Class A-1 Noteholders in accordance with the Class A-1 Note Conditions.

          (b) (Copy to Class A-1 Note Trustee): The Class A-1 Note Registrar will promptly send to the Class A-1 Note Trustee one copy of the form of every notice given to Class A-1 Noteholders in accordance with the Class A-1 Note Conditions (unless such notice is given at the request of the Class A-1 Note Trustee).

     The Class A-1 Note Registrar will not be responsible for, or liable to any person in respect of, the contents of any notices or reports delivered by it at the request of the Issuer, the Class A-1 Note Trustee, the Manager, the Security Trustee or any other Agent pursuant to this clause 8.1.

     8.2  Copies of Documents for Inspection

     The Manager will provide to the Class A-1 Note Registrar sufficient copies of all documents required by the Class A-1 Note Conditions or the Class A-1 Note Trust Deed to be available to Class A-1 Noteholders for issue or inspection.

     8.3  Notice of any Withholding or Deduction

     If the Issuer or any Paying Agent is, in respect of any payment in respect of the Class A-1 Notes, compelled to withhold or deduct any amount for or on account of any taxes, duties or charges as contemplated by Condition
     8.4 of the Class A-1 Note Conditions, the Issuer must give notice to the Principal Paying Agent, the Class A-1 Note Trustee and the Class A-1 Noteholders in accordance with Condition 11.1 of the Class A-1 Note Conditions immediately after becoming aware of the requirement to make the withholding or deduction and must give to the Principal Paying Agent and the Class A-1 Note Trustee such information as they require to enable each of them to comply with the requirement.

9.   INDEMNITY

     9.1  Indemnity by Issuer

     Subject to clause 14, the Issuer undertakes to indemnify each Agent and its directors, officers, employees and controlling persons against all losses, liabilities, costs, claims, actions, damages, expenses or demands which any of them may incur or which may be made against any of them as a result of or in connection with the appointment of or the exercise of the powers and duties by the Agent under this Agreement except as may result from its fraud, negligence or default or that of its directors, officers, employees or controlling persons or any of them, or breach by it of the terms of this Agreement and notwithstanding the resignation or removal of that Agent pursuant to clause 10.

     9.2  Indemnity by Agent

     Each Agent undertakes to indemnify on a several basis the Issuer, the Manager and each of their respective directors, officers, employees and controlling persons against all losses, liabilities, costs, claims, actions, damages, expenses or demands which any of them may incur or which may be made against any of them as a result of (but not including any consequential, indirect, punitive or special damages to the extent resulting from) its default, negligence or bad faith or that of its directors, officers, employees or controlling persons or any of them, or breach by it of the terms of this Agreement.

10.  CHANGES IN AGENTS

     10.1 Appointment and Removal

     The Issuer (on the direction of the Manager) may with the prior written approval of the Class A-1 Note Trustee (which approval must not be unreasonably withheld or delayed):

          (a)  (Appoint new Agents):  appoint:

               (i) additional or alternative Paying Agents (other than the Principal Paying Agent); or

               (ii) an alternative Agent Bank, Class A-1 Note Registrar or
                    Principal Paying Agent; and

          (b) (Terminate Appointment of Agents): subject to this clause 10, terminate the appointment of any Agent by giving written notice to that effect to the Agent whose appointment is to be terminated copied to each Rating Agency, the Class A-1 Note Trustee and (if it is not the Agent whose appointment is to be terminated) the Principal Paying Agent:

               (i) with effect immediately on the giving of that notice, if any of the following occurs in relation to the Agent (as the case may be):

                    A.   an Insolvency Event;
                    B. it ceases to conduct business or proposes to cease conduct of its business or a substantial part of that business; or
                    C. it fails to remedy within five Business Days after prior written notice by the Issuer or Manager any material breach of this Agreement on the part of the Agent (as the case may be); and

               (ii) otherwise, with effect on a date not less than 60 days' from that notice (which date must be not less than 30 days before any due date for payment on any Class A-1 Notes).

     10.2 Resignation

     Subject to this clause 10, an Agent may resign its appointment under this Agreement at any time by giving to the Issuer, the Manager, each Rating Agency and (where the Agent resigning is not the Principal Paying Agent) the Principal Paying Agent not less than 90 days' written notice to that effect (which notice must expire not less than 30 days before, any due date for payment on any Class A-1 Notes).

     10.3 Limitation of Appointment and Termination

     Notwithstanding clauses 10.1 and 10.2:

          (a) (Principal Paying Agent and Class A-1 Note Registrar): the resignation by, or the termination of, the appointment of the Principal Paying Agent or the Class A-1 Note Registrar will not take effect until a new Principal Paying Agent or Class A-1 Note Registrar, as the case may be, approved in writing by the Class A-1 Note Trustee has been appointed on terms previously approved in writing by the Class A-1 Note Trustee (in each case, the approval not to be unreasonably withheld or delayed) and with, in the case of the Class A-1 Note Registrar, Specified Offices in each of New York and London;

          (b) (Appointment by Retiring Agent): if any Agent resigns in accordance with clause 10.2 but, by the day falling 15 days before the expiry of any notice under clause 10.2 the Issuer has not appointed a new Agent, then the relevant Agent may appoint in its place any reputable bank or trust company of good standing approved in writing by the Class A-1 Note Trustee and appointed on terms previously approved in writing by the Class A-1 Note Trustee (in each case, the approval not to be unreasonably withheld or delayed);

          (c) (Specified Office of Paying Agent in New York and London): the resignation by, or the termination of the appointment of, any Paying Agent will not take effect if, as a result of the resignation or termination, there would not be a Paying Agent which has a Specified Office in New York City or there would not be a Paying Agent which has a Specified Office in London;

          (d) (Specified Office of Agent Bank): the resignation by, or the termination of the appointment of the Agent Bank will not take effect until a new Agent Bank having its Specified Office in London or New York has been appointed; and

          (e) (Terms of Appointment of additional Paying Agents): the appointment of any additional Paying Agent will be on the terms and the conditions of this Agreement and each of the parties to this Agreement must co-operate fully to do all further acts and things and execute any further documents as may be necessary or desirable to give effect to the appointment of the Paying Agent (which will not, except in the case of an appointment under clause 10.1(a) or a termination under clause 10.1(b)(ii), be at the cost of the Issuer or Manager).

     10.4 Payment of amounts held by the Principal Paying Agent

     If the appointment of the Principal Paying Agent is terminated, the Principal Paying Agent must, on the date on which that termination takes effect, pay to the successor Principal Paying Agent any amount held by it for payment of principal or interest in respect of any Class A-1 Note and must deliver to the successor Principal Paying Agent all records maintained by it and all documents (including any Class A-1 Notes) held by it pursuant to this Agreement.

     10.5 Records held by Class A-1 Note Registrar

     If the appointment of the Class A-1 Note Registrar is terminated, the Class A-1 Note Registrar must, on the date on which that termination takes effect, deliver to the successor Class A-1 Note Registrar the Class A-1 Note Register and all records maintained by it and all documents (including any Class A-1 Notes) held by it pursuant to this Agreement.

     10.6 Successor to Principal Paying Agent, Agent Bank, Class A-1 Note Registrar

          (a) (Appointment and Release): On the execution by the Issuer, the Manager and any successor Principal Paying Agent, Agent Bank or Class A-1 Note Registrar of an instrument effecting the appointment of that successor Principal Paying Agent, Agent Bank or Class A-1 Note Registrar that successor Principal Paying Agent, Agent Bank or Class A-1 Note Registrar, as the case may be, will, without any further act, deed or conveyance, become vested with all the authority, rights, powers, trusts, immunities, duties and obligations of its predecessor as if originally named as Principal Paying Agent, Agent Bank or Class A-1 Note Registrar, as the case may be, in this Agreement and that predecessor, on payment to it of the pro rata proportion of its administration fee and disbursements then unpaid (if any), will have no further liabilities under this Agreement, except for any accrued liabilities arising from or relating to any act or omission occurring prior to the date on which the successor Principal Paying Agent, Agent Bank or Class A-1 Note Registrar was appointed.

          (b)  (Merger):  Any corporation:

               (i) into which the Principal Paying Agent, Agent Bank or Class A-1 Note Registrar is merged;
               (ii) with which the Principal Paying Agent, Agent Bank or Class A-1 Note Registrar is consolidated;
               (iii) resulting from any merger or consolidation to which the
                     Principal Paying Agent, Agent Bank or Class A-1 Note Registrar is a party; or
               (iv) to which the Principal Paying Agent, Agent Bank or Class A-1 Note Registrar sells or otherwise transfers all or substantially all the assets of its corporate trust business,

          must, on the date when that merger, conversion, consolidation, sale or transfer becomes effective and to the extent permitted by applicable law, become the successor Principal Paying Agent, Agent Bank or Class A-1 Note Registrar, as the case may be, under this Agreement without the execution or filing of any agreement or document or any further act on the part of the parties to this Agreement, unless otherwise required by the Issuer or the Manager, and after that effective date all references in this Agreement to the Principal Paying Agent, Agent Bank or Class A-1 Note Registrar, as the case may be, will be references to that corporation.

     10.7 Notice to Class A-1 Noteholders

     The Manager on behalf of the Issuer will, within 5 days of:

          (a)  (Termination): the termination of the appointment of any Agent;

          (b)  (Resignation):  the resignation of any Agent; or

          (c)  (Appointment):  the appointment of a new Agent,

     give to the Class A-1 Noteholders notice of the termination, appointment or resignation in accordance with Condition 11.1 of the Class A-1 Note Conditions (in the case of a termination under clause 10.1(b)(i) or 10.2 at the cost of the outgoing Agent). Notwithstanding clauses 10.1 and 10.2, neither the termination of the appointment of an

     Agent, nor the resignation of an Agent, will take effect until notice thereof is given to the Class A-1 Noteholders in accordance with this clause 10.7.

     10.8 Change in Specified Office

          (a) (Agents Change): If any Agent proposes to change its Specified Office (which must be within the same city as its previous Specified Office), it must give to the Issuer the Manager, the Class A-1 Note Trustee and the other Agents not less than 30 days' prior written notice of that change, giving the address of the new Specified Office and stating the date on which the change is to take effect. No change of a Specified Office may occur in the period 30 days before any due date for payment on any Class A-1 Notes.

          (b) (Notice to Class A-1 Noteholders): The Manager must, within 14 days of receipt of a notice under clause 10.8(a) (unless the appointment is to terminate pursuant to clause 10.1 or 10.2 on or prior to the date of that change) give to the Class A-1 Noteholders notice in accordance with Condition 11.1 of the Class A-1 Note Conditions of that change and of the address of the new Specified Office, but the cost of giving that notice must be borne by the Agent which is changing its Specified Office and not by the Issuer or the Manager.

11.  MISCELLANEOUS DUTIES AND PROTECTION

     11.1 Agents are agents of the Issuer

          (a) (Agent of the Series Trust): Subject to clause 6.1, each Agent is the agent of the Issuer in its capacity as trustee of the Series Trust only.

          (b) (Issuer not responsible for Agents): Notwithstanding any other provision contained in this Agreement, any other Transaction Document or at law, the Issuer in its personal capacity is not responsible for any act or omission of any Agent.

     11.2 Agency

     Subject to any other provision of this Agreement, each Agent acts solely for and as agent of the Issuer and does not have any obligations towards or relationship of agency or trust with any person entitled to receive payments of principal and/or interest on the Class A-1 Notes and is responsible only for the performance of the duties and obligations imposed on it pursuant to clause 11.6.

     11.3 Reliance

     Each Agent is protected and will incur no liability for or in respect of any action taken, omitted or suffered by it in reliance upon any instruction, request or order from the Issuer or the Manager or in reliance upon any Class A-1 Note or upon any notice, resolution, direction, consent, certificate, affidavit, statement or other paper or document reasonably believed by it to be genuine and to have been delivered, signed or sent by the proper party or parties.

     11.4 Entitled to Deal

     An Agent is not precluded from acquiring, holding or dealing in any Class A-1 Notes or from engaging or being interested in any contract or other financial or other transaction with the Issuer or the Manager as freely as if it were not an agent of the Issuer under this Agreement and in no event whatsoever (other than fraud, wilful misconduct, negligence or bad faith) will any Agent be liable to account to the Issuer or any person entitled to receive amounts of principal or interest on the Class A-1 Notes for any profit made or fees or commissions received in connection with this agreement or any Class A-1 Notes.

     11.5 Consultation

     Each Agent may, after 5 days prior notice to the Issuer and the Manager, consult as to legal matters with lawyers selected by it, who may be employees of or lawyers to the Issuer, the Manager or the relevant Agent.

     11.6 Duties and Obligations

     Each Agent will perform the duties and obligations, and only the duties and obligations, contained in or reasonably incidental to this Agreement and the Class A-1 Note Conditions and no implied duties or obligations (other than general laws as to agency) will be read into this Agreement or the Class A-1 Note Conditions against any Agent. An Agent is not required to take any action under this Agreement which would require it to incur any expense or liability for which (in its reasonable opinion) either it would not be reimbursed within a reasonable time or in respect of which it has not been indemnified to its satisfaction.

     11.7 Income Tax Returns

     The Principal Paying Agent will deliver to each Class A-1 Noteholder such information as may be reasonably required to enable such Class A-1 Noteholder to prepare its federal and state income tax returns.

     11.8 Representation by each Agent

     Each Agent represents and warrants that it is duly qualified to assume its obligations under this Agreement and has obtained all necessary approvals required to execute, deliver and perform its obligations under this Agreement.

12.  FEES AND EXPENSES

     12.1 Payment of Fee

     The Issuer will pay to each Agent during the period that any of the Class A-1 Notes remain outstanding the administration fee separately agreed by that Agent and the Issuer. If the appointment of an Agent is terminated under this Agreement, the Agent must refund to the Issuer that proportion of the fee (if any) which relates to the period during which the Agent's appointment is terminated.

     12.2 Payment of Expenses

     The Issuer must pay or reimburse to each Agent all reasonable costs, expenses, charges, stamp duties and other Taxes and liabilities properly incurred by that Agent in the performance of the obligations of that Agent under this Agreement including, without limitation, all costs and expenses (including legal costs and expenses) incurred by that Agent in the enforcement of any obligations under this Agreement. Nothing in this clause
     12.2 entitles or permits an Agent to be reimbursed or indemnified for general overhead costs and expenses (including, without limitation, rents and any amounts payable by that Agent to its employees in connection with their employment) incurred directly or indirectly in connection with the business activities of that Agent or in the exercise of its rights, powers and discretions or the performance of its duties and obligations under this Agreement.

     12.3 No Other Fees

     Except as provided in clauses 12.1 and 12.2, or as expressly provided elsewhere in this Agreement, neither the Issuer nor the Manager has any liability in respect of any fees or expenses of any Agent in connection with this Agreement.

     12.4 Payment of Fees

     The above fees, payments and expenses will be paid in United States dollars. The Issuer will in addition pay any value added tax which may be applicable. The Principal Paying Agent will arrange for payment of commissions to the other Paying Agents and arrange for the reimbursement of their expenses promptly upon demand, supported by evidence of that expenditure, and provided that payment is made as required by clause 12.1 the Issuer will not be concerned with or liable in respect of that payment.

     12.5 No Commission

     Subject to this clause 12, no Paying Agent may charge any commission or fee in relation to any payment by it under this Agreement.

     12.6 Issuer Personally Liable for Fees

     Notwithstanding any other provision of this Agreement, the Issuer must pay to each Agent the fees referred to in clause 12.1, and any value added tax on such fees, from its own personal funds and will not be entitled to indemnified from the Assets of the Series Trust with respect to such fees or value added taxes provided that if The Bank of New York, New York Branch or The Bank of New York, London Branch resigns or is removed as an Agent the Issuer will only be liable to pay the fees referred to in clause 12.1, and any value added tax on such fees, from its own personal funds to the extent that such fees and value added tax do not exceed the amount that would have been payable to The Bank of New York, New York Branch or the Bank of New York, London Branch, as the case may be, if it had remained as that Agent. The balance of such fees and value added tax, if any, will be an Expense for which the Issuer is entitled to be indemnified from the Assets of the Series Trust in accordance with the Series Supplement.

     12.7 Timing of Payments

     Except as referred to in clause 12.6, all payments by the Issuer to an Agent under this clause 12 are payable on the first Distribution Date following demand by that Agent from funds available for this purpose in accordance with the Series Supplement.

13.  NOTICES

     13.1 Method of Delivery

     Subject to clause 13.3, any notice, request, certificate, approval, demand, consent or other communication to be given under this Agreement (other than notices to the Class A-1 Noteholders):

          (a) (Execution): must be signed by an Authorised Officer of the party giving the same;

          (b)  (In writing):  must be in writing; and

          (c)  (Delivery):  must be:

               (i)   left at the address of the addressee;
               (ii) sent by prepaid ordinary post to the address of the addressee; or
               (iii) sent by facsimile to the facsimile number of the addressee,

     as notified by that addressee from time to time to the other parties to this Agreement as its address for service pursuant to this Agreement.

     13.2 Deemed Receipt

     A notice, request, certificate, demand, consent or other communication under this Agreement is deemed to have been received:

          (a)  (Delivery):  where delivered in person, upon receipt;

          (b) (Post): where sent by post, on the 3rd (7th if outside Australia) day after posting; and

          (c) (Fax): where sent by facsimile, on production by the dispatching facsimile machine of a transmission report which indicates that the facsimile was sent in its entirety to the facsimile number of the recipient.

     However, if the time of deemed receipt of any notice is not before 5.30 pm local time on a Business Day at the address of the recipient it is deemed to have been received at the commencement of business on the next Business Day.

     13.3 Communications through Principal Paying Agent

     All communications relating to this Agreement between the Issuer and the Agent Bank and any of the other Paying Agents or between the Paying Agents themselves will, except as otherwise provided in this Agreement, be made through the Principal Paying Agent.

14.  ISSUER'S LIMITATION OF LIABILITY

     14.1 Limitation on Issuer's Liability

     The Issuer enters into this Agreement only in its capacity as trustee of the Series Trust and in no other capacity. A liability incurred by the Issuer acting in its capacity as trustee of the Series Trust arising under or in connection with this Agreement is limited to and can be enforced against the Issuer only to the extent to which it can be satisfied out of the Assets of the Series Trust out of which the Issuer is actually indemnified for the liability. This limitation of the Issuer's liability applies despite any other provision of this Agreement (other than clauses
     12.6 and 14.3) and extends to all liabilities and obligations of the Issuer in any way connected with any representation, warranty, conduct, omission, agreement or transaction related to this Agreement.

     14.2 Claims against Issuer

     The parties other than the Issuer may not sue the Issuer in respect of any liabilities incurred by the Issuer acting in its capacity as trustee of the Series Trust in any capacity other than as trustee of the Series Trust including seeking the appointment of a receiver (except in relation to the Assets of the Series Trust) a liquidator, an administrator or any similar person to the Issuer or prove in any liquidation, administration or similar arrangements of or affecting the Issuer (except in relation to the Assets of the Series Trust).

     14.3 Breach of Trust

     The provisions of this clause 14 will not apply to any obligation or liability of the Issuer to the extent that it is not satisfied because under the Master Trust Deed, the Series Supplement or any other Transaction Document or by operation of law there is a reduction in the extent of the Issuer's indemnification out of the Assets of the Series Trust as a result of the Issuer's fraud, negligence or wilful default and will not apply to any obligation or liability of the Issuer to pay amounts from its personal funds pursuant to clause 12.6.

     14.4 Acts or omissions

     It is acknowledged that the Relevant Parties are responsible under the Transaction Documents for performing a variety of obligations relating to the Series Trust. No act or omission of the Issuer (including any related failure to satisfy its obligations or any breach or representation or warranty under this Agreement) will be considered fraudulent, negligent or a wilful default for the purposes of clause 14.3 to the extent to which the act or omission was caused or contributed to by any failure by any Relevant Party or any other person appointed by the Issuer under any Transaction Document (other than a person whose acts or omissions the Issuer is liable for in accordance with any Transaction Document) to fulfil its obligations relating to the Series Trust or by any other act or omission of a Relevant Party or any other such person.

     14.5 No Authority

     No Agent appointed in accordance with this Agreement has authority to act on behalf of the Issuer in a way which exposes the Issuer to any personal liability and no act or omission of any such person will be considered fraudulent, negligent or wilful default of the Issuer for the purposes of clause 14.3.

     14.6 No obligation

          (a) The Issuer is not obliged to enter into any commitment or obligation under this Agreement or any Transaction Document unless the Issuer's liability is limited in a manner which is consistent with this clause 14. For the avoidance of doubt, the Issuer agrees and acknowledges that its liability for any commitment or obligation it has entered into under this Agreement is limited in a manner which is consistent with this clause 14 or otherwise in a manner satisfactory to the Issuer in its absolute discretion.


          (b) (Obligations not contained in this Agreement or any Transaction Document): The Issuer is not obliged to enter into any commitment or obligation contemplated by but not contained in this Agreement or any Transaction Document unless the Issuer's liability in relation to that commitment or obligation is limited in a manner satisfactory to the Issuer in its absolute discretion.

15.  GENERAL

     15.1 Waiver

     A failure to exercise or enforce or a delay in exercising or enforcing or the partial exercise or enforcement of any right, remedy, power or privilege under this Agreement by a party will not in any way preclude or operate as a waiver of any further exercise or enforcement of such right, remedy, power or privilege of the exercise or enforcement of any other right, remedy, power or privilege under this Agreement or provided by law.

     15.2 Written Waiver, Consent and Approval

     Any waiver, consent or approval given by a party under this Agreement will only be effective and will only bind that party if it is given in writing, or given verbally and subsequently confirmed in writing, and executed by that party or on its behalf by two Authorised Officers of that party.

     15.3 Severability

     Any provision of this Agreement which is illegal, void or unenforceable in any jurisdiction is ineffective in such jurisdiction to the extent only of such illegality, voidness or unenforceability without invalidating the remaining provisions of this Agreement.

     15.4 Survival of Indemnities

     The indemnities contained in this Agreement are continuing, and survive the termination of this Agreement.

     15.5 Assignments

     No party may assign or transfer any of its rights or obligations under this Agreement without the prior written consent of the other parties and confirmation from the Rating Agencies that such assignment will not lead to a reduction, qualification or reduction of its then rating of the Class A-1 Notes.

     15.6  Successors and Assigns

     This Agreement is binding upon and ensures to the benefit of the parties to this Agreement and their respective successors and permitted assigns.

     15.7  Moratorium Legislation

     To the fullest extent permitted by law, the provisions of all statutes whether existing now or in the future operating directly or indirectly:

           (a) (To affect obligations): to lessen or otherwise to vary or affect in favour of any party any obligation under this Agreement; or

           (b) (To affect rights): to delay or otherwise prevent or prejudicially affect the exercise of any rights or remedies conferred on a party under this Agreement,

     are hereby expressly waived, negatived and excluded.

     15.8  Amendments

     No amendments to this Agreement will be effective unless in writing and executed by each of the parties to this Agreement. The Manager must give each Rating Agency 10 Business Days' prior notice of any amendment to this Agreement.

     15.9  Governing Law

     This Agreement is governed by and must be construed in accordance with the laws of the State of New South Wales.

     15.10 Jurisdiction

     Each party irrevocably and unconditionally:

           (a) (Submissions to jurisdiction): submits to the non-exclusive jurisdiction of the courts of the State of New South Wales;

           (b) (Waiver of inconvenient forum): waives any objection it may now or in the future have to the bringing of proceedings in those courts and any claim that any proceedings have been brought in an inconvenient forum; and

           (c) (Service of notice): agrees, without preventing any other mode of service permitted by law, that any document required to be served in any proceedings may be served in the manner in which notices and other written communications may be given under clause 13.

     15.11 Counterparts

     This Agreement may be executed in a number of counterparts and all such counterparts taken together will constitute one and the same instrument.

     15.12 Limitation of Class A-1 Note Trustee's Liability

     The Class A-1 Note Trustee is a party to this Agreement in its capacity as trustee of the Class A-1 Trust. The liability of the Class A-1 Note Trustee under this Agreement is limited in the manner and to the same extent as under the Class A-1 Note Trust Deed.

EXECUTED as an agreement

SIGNED for and on behalf of                )
PERPETUAL TRUSTEE COMPANY                  )    ................................
LIMITED, ACN 000 001 007, by               )    (Signature of Attorney)
                                           )
its Attorney under a Power of Attorney     )
dated                       and who        )
declares that he or she has not received   )
any notice of the revocation of such Power )
of Attorney in the presence of:            )     ...............................
                                                 Name of Attorney in full

 .......................................
(Signature of Witness)


 .......................................
(Name of Witness in Full)

SIGNED for and on behalf of                )
SECURITISATION ADVISORY                    )    ................................
SERVICES PTY. LIMITED, ACN 064             )    (Signature of Attorney)
133 946, by                                )
                                           )
its Attorney under a Power of Attorney     )
dated                       and who        )
declares that he or she has not received   )
any notice of the revocation of such Power )
of Attorney in the presence of:            )



 .......................................
(Signature of Witness)


 .......................................
(Name of Witness in Full)

THE COMMON SEAL of THE BANK OF NEW       )
YORK, NEW YORK BRANCH was affixed to     )
this Agreement in the presence of:       )


 ....................................
(Signature of Witness)


 ....................................
(Name of Witness in Full)

THE COMMON SEAL of THE BANK OF NEW       )
YORK, LONDON BRANCH was affixed to       )
this Agreement in the presence of:       )


 ....................................
(Signature of Witness)


 ....................................
(Name of Witness in Full)